UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 7, 2012

HI-TECH PHARMACAL CO., INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

1.	At the 2012 annual meeting of shareholders of Hi-Tech Pharmacal Co., Inc. (the “Company”) held on November 7, 2012 (“2012 Annual Meeting”), the shareholders elected the following individuals as directors of the Company until the Company’s 2013 annual meeting of shareholders as follows:

	For	Withheld	Broker Non-Votes

David Seltzer	9,812,448	245,174	1,933,965
Reuben Seltzer	9,577,338	480,284	1,933,965
Martin M. Goldwyn	8,283,830	1,773,792	1,933,965
Yashar Hirshaut, M.D.	9,179,948	877,674	1,933,965
Jack van Hulst	9,180,100	877,522	1,933,965
Anthony J. Puglisi	9,960,420	97,202	1,933,965
Bruce W. Simpson	7,882,789	2,174,833	1,933,965

2.	At the 2012 Annual Meeting, the Company’s shareholders approved and adopted the Company’s 2012 Incentive Compensation Plan as follows:

For	Against	Abstain	Broker Non-Votes
6,486,777	3,565,361	5,484	1,933,965

3.	At the 2012 Annual Meeting, the Company’s shareholders ratified the appointment of EisnerAmper LLP as the Company’s independent auditors for the fiscal year ending April 30, 2013 as follows:

For	Against	Abstain

11,921,886	65,904	3,797

4.	At the 2012 Annual Meeting, the Company’s shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s proxy statement as follows:

For	Against	Abstain	Broker Non-Votes
9,707,558	326,072	23,992	1,933,965

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2012	HI-TECH PHARMACAL CO., INC.

/s/ David Seltzer
	Name:	David Seltzer
	Title:	President and Chief Executive Officer

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